This Agreement Dated this 15st day of November 1999

Between:

     Luna Technologies International, Inc., a body corporate incorporated under the laws of the State of Delaware, USA ("the Purchaser")

                                                      Party of the First Part

                        And

     Douglas Sinclair both of the City of Coquitlam in the Province of British Columbia, Canada ("the Covenantor")

                                                      Party of the Second Part

WHEREAS the Purchaser and the Vendor are parties to an agreement dated the 15th day of October 1999 for the sale of the proprietary technology and trademarks related to the proprietary technology of the Vendor (hereinafter called the "Sale Agreement").

AND WHEREAS it is a term of the closing of the transactions contemplated by the by the Sale Agreement entered into between the Vendor and the Covenantor that the Covenantor execute and deliver this Non-Competition Agreement.

1.    Non-Competition

     (i) For a period of Five (5) years from the date hereof, the Covenantor will not personally, or on behalf of any other person, partnership, company, corporation or other entity, contact any supplier, or customer, directly or indirectly, or aid, abet or assist any other person or entity in contacting any supplier or customer of the Covenantor, for the purpose of initiating, engaging in or furthering competition with the business which incorporates the use of the trademarks and proprietary technology purchased by the Purchaser.

     (ii) The Covenantor, for a period of Five (5) years from the date hereof shall not accept employment with or directly or indirectly organize or participate in the organization of any firm, partnership, corporation, joint venture, sole proprietorship or other business entity within North America if such firm, partnership, corporation, joint venture, sole proprietorship, or entity is engaged or to be engaged in any similar business, conduct or activity in competition to the business which incorporates the trademarks and proprietary technology purchased by the Purchaser; and:

     (iii)The Covenantor shall not, directly or indirectly, either individually or as a consultant, employee, partner, owner, officer or stockholder, or in any other capacity whatsoever with respect to any person, firm partnership, corporation, joint venture, sole proprietorship or other business entity within North America, except as a shareholder for investment purposes holding less than a One Per Cent (1%) interest in a corporation whose shares are traded on a securities exchange or on an over-the-counter market, engage in or aid, assist or abet any other person or entity to carry on, be engaged in any business which incorporates the trademarks or proprietary technology, conduct or activity in competition to the proprietary technology purchased by the Purchaser, advise or act as a consultant for, lend money to, guarantee the debts or obligations of, or otherwise provide financial assistance to any person or entity in any business incorporating the technology and trademarks, conduct or activity in competition to the business incorporating the technology and trademarks purchased by the Purchaser.

     (iv) The Covenantor expressly acknowledges that the foregoing restrictions are reasonable in the circumstances and acknowledges that damages are an inadequate remedy for the Purchaser in the event of a breach of this covenant and therefore agrees that the Purchaser shall be entitled to injunctive relief, in addition to all other remedies provided by law, for any breach of this covenant.

     (v) Notwithstanding the foregoing, if the time limitation in the foregoing covenant is at time determined to be unreasonable by a Court of competent jurisdiction adjudicating upon the validity of covenant, then such time limitation shall be reduced to a period of Three (3) years.

Nothing in the foregoing shall be read or construed as a prohibition against the Covenantor accepting employment by the Purchaser or any subsidiary of the Purchaser.

2. Notice:

Any notice to be given hereunder shall be deemed to have been duly given if reduced to writing, signed by or on behalf of the Party giving such notice and delivered by hand or mailed by registered mail, postage prepaid, and addressed as follows:

     (a) If for the Purchaser at: 331 Andover Park East, Suite 1050 Seattle Washington

     (b)  If  for  the  Covenantor:  #2  Barnett  Highway,  Coquitlam,   British
          Columbia, Canada

And if mailed, such notice shall be deemed to have been received on the Fifth business day next following the date of mailing. Any Party may, by notice given in accordance with the foregoing, change their respective address for the purposes of this clause.

3.    Successors and Assigns

This agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective legal representatives, successors and assigns.

4.    Laws

This agreement shall be governed by and interpreted by the laws of the State of Washington.

IN WITNESS WHEREOF THE COVENANTOR hereto has hereunto affixed his hand and seal and the Purchaser has affixed its corporate seal by its officers properly authorized in that behalf the day and year first above written.
                                    )
                                    )
----------------------------------  )
Douglas Sinclair


Luna Technologies International, Inc.
Per:

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